 Exhibit 10.6

AGREEMENT AND PLAN OF MERGER

This Agreement and Plan of Merger (this “Agreement”) is made and entered into as of March 11, 2015 by and among Mariel Therapeutics, Inc., a Delaware corporation (the “Buyer”), Ember Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of the Buyer (“Merger Sub”), and Ember Therapeutics, Inc., a Delaware corporation (the “Company”).

RECITALS

WHEREAS, the respective Boards of Directors of the Buyer, Merger Sub and the Company have each determined that it is advisable and in the best interests of the Buyer, Merger Sub and the Company, respectively, and their respective stockholders that the Company be acquired by the Buyer; and

WHEREAS, the acquisition of the Company shall be effected through a merger of Merger Sub with and into the Company, with the Company surviving the merger as a wholly owned subsidiary of the Buyer.

NOW, THEREFORE, in consideration of the premises, and the mutual representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each of the Parties, and intending to be legally bound, the Parties hereby agree as follows:

ARTICLE I

THE MERGER

1.1            The Merger. Upon the terms and subject to the conditions set forth in this Agreement, Merger Sub shall merge with and into the Company at the Effective Time. From and after the Effective Time, the separate corporate existence of Merger Sub shall cease and the Company shall continue as the Surviving Corporation. The Merger shall have the effects set forth in Section 259 of the Delaware General Corporation Law (the “DGCL”).

1.2            The Closing. The Closing of the transactions contemplated hereby (the “Closing”) shall take place as soon as practicable on the day on which the satisfaction or waiver of each of the conditions set forth in Article V hereof occurs (other than those conditions that are by their terms to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions), or at such other time as the Parties hereto agree (the “Closing Date”). The Closing shall take place by remote exchange of documents and signatures, commencing at 10:00 a.m. local time on the Closing Date.

1.3            Actions at the Closing. At the Closing, the Buyer shall cause the Certificate of Merger to be filed with the Secretary of State of the State of Delaware.

1.4            Additional Actions. The Surviving Corporation may, at any time after the Effective Time, take any action, including executing and delivering any document, in the name

1

and on behalf of either the Company or Merger Sub, in order to consummate the transactions contemplated by this Agreement.

1.5            Conversion of Company Shares; Conversion of Merger Sub Shares. At the Effective Time, by virtue of the Merger and without any action on the part of any Party or the holder of any Company Share:

(a)                all shares of Company Series A Preferred Stock issued and outstanding immediately prior to the Effective Time shall, in the aggregate, be converted into the right to receive (i) the Promissory Note (subject to Section 1.6(c) below) and (ii) any Contingent Consideration that becomes payable in accordance with this Agreement;

(b)               each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than any Dissenting Shares) shall be cancelled and retired without payment of any consideration therefor; and

(c)                each share of common stock, $0.001 par value per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and thereafter evidence one share of common stock, $0.001 par value per share, of the Surviving Corporation.

1.6	Dissenting Shares.

(a)                Dissenting Shares shall not be converted into or represent the right to receive the amounts payable, if any, in respect of such Company Shares pursuant to Section 1.5 unless the holder holding such Dissenting Shares shall have forfeited his, her or its right to appraisal under Section 262 of the DGCL or properly withdrawn his, her or its demand for appraisal. If such holder has so forfeited or withdrawn his, her or its right to appraisal of Dissenting Shares, then, (i) as of the occurrence of such event, such holder’s Dissenting Shares shall cease to be Dissenting Shares and shall be converted into and represent the right to receive the amounts payable, if any, in respect of such Company Shares pursuant to Section 1.5, and (ii) promptly following the occurrence of such event, the Buyer or the Surviving Corporation shall deliver to such holder a payment representing the amount, if any, that such holder is entitled to receive pursuant to Section 1.5.

(b)               The Company shall give the Buyer (i) prompt notice of any written demands for appraisal of any Company Shares, withdrawals of such demands, and any other instruments that relate to such demands received by the Company and (ii) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under Section 262 of the DGCL. The Company shall not, except with the prior written consent of the Buyer, make voluntarily any payment with respect to any demands for appraisal of Company Shares or offer to settle or settle any such demands.

(c)                From and after the Closing, the Buyer shall have the right to deduct from the Promissory Note, on a dollar-for-dollar basis, the amount of any out-of-pocket damages, costs, liabilities, losses or expenses suffered by the Buyer or the Surviving Corporation as a

2

result of or arising from any Dissenting Shares, provided that no such deduction shall be made for any such damages costs, liabilities, losses or expenses to the extent resulting from or arising out of any failure on the part of the Surviving Corporation to comply with Section 262 of the DGCL. The remedy set forth in this Section 1.6(c) shall be the sole and exclusive remedy of the Buyer, the Surviving Corporation and/or any of their respective affiliates with respect to Dissenting Shares or any appraisal claims in connection with the transactions contemplated by this Agreement.

1.7	Certificate of Incorporation and By-laws; Directors and Officers.

(a)                The Certificate of Incorporation of the Surviving Corporation immediately following the Effective Time shall be amended and restated to read in its entirety in the form attached as Exhibit A.

(b)               The by-laws of the Surviving Corporation immediately following the Effective Time shall be the same as the by-laws of Merger Sub immediately prior to the Effective Time, except that the name of the corporation set forth therein shall be changed to the name of the Company.

(c)                The directors of Merger Sub immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, and the officers of Merger Sub immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and by-laws of the Surviving Corporation.

1.8            No Further Rights. From and after the Effective Time, no Company Shares shall be deemed to be outstanding, and holders of certificates formerly representing Company Shares shall cease to have any rights with respect thereto, except as provided herein or by Law.

1.9            Closing of Transfer Books. At the Effective Time, the stock transfer books of the Company shall be closed and no transfer of Company Shares shall thereafter be made. If, after the Effective Time, certificates formerly representing Company Shares are presented to the Buyer or the Surviving Corporation, they shall be cancelled and exchanged for the applicable amounts payable, if any, in respect of such Company Shares pursuant to Section 1.5.

1.10	Contingent Consideration; Reservation of Public Company Common Stock.

(a)                The Buyer shall pay to the Series A Stockholder, pursuant to this Section 1.10, the following payments (together, the “Contingent Consideration”):

(i)                 An amount in cash equal to $4,000,000 (the “Market Cap Payment Amount”), payable within five business days after the last trading day of any period of 30 consecutive calendar days while the Public Company Common Stock is listed for trading on a securities exchange over which 30 consecutive calendar day period the Average Closing Market Capitalization equals or exceeds $300,000,000 (the “Market Cap Milestone”), provided that the Buyer may (at its option) satisfy such payment obligation by issuing or causing to be issued to

3

the Series A Stockholder, within such five business day period, a number of shares of Public Company Common Stock equal to the Market Cap Payment Amount, divided by the Per Share Value as of the trading day immediately preceding the date of issuance. As used in this Agreement, (A) “Closing Market Capitalization” shall mean, for any trading day, an amount equal to the Per Share Value for such trading day, multiplied by the number of shares of Public Company Common Stock issued and outstanding as of such date, (C) “Average Market Capitalization” shall mean, for any period, the sum of the Closing Market Capitalization for each trading day during such period, divided by the number of trading days during such period, (D) “Per Share Value” shall mean, for any trading day, the closing price per share of the Public Company Common Stock on such trading day, as quoted on the securities exchange on which the Public Company Common Stock is then listed for trading, and (E) “Public Company Common Stock” shall mean any capital stock of the Buyer, the Surviving Corporation or any successor, assign or acquiror of either of them that is listed for trading on any securities exchange.

(ii)               An amount in cash equal to $2,000,000 (the “Development Payment Amount”), payable within five business days after the first to occur of (A) a Buyer Change of Control or (B) Buyer’s entry into a license or commencement of a phase 2 clinical trial, in either case related to a product candidate with an indication related to metabolic disease (such milestone, together with the Market Cap Milestone, the “Milestones”). For purposes of this Agreement, “Buyer Change of Control” shall mean (1) the sale, transfer or other disposition, in a single transaction or a series of related transactions, of all or any material part of the business, operations or assets of the Buyer, including the sale of all or substantially all of the business, operations or assets of the Surviving Corporation, (2) the dissolution, liquidation or winding up of the Buyer or all or substantially all of the business, operations or operating assets of the Buyer, (3) the acquisition by any Person or group of Persons, other than the Buyer or a wholly owned subsidiary of the Buyer, of beneficial ownership of 50% or more of the voting securities of the Buyer or the Surviving Corporation (unless such acquisition results from the sale of newly issued securities of the Company in connection with bona fide financing transactions), or (4) the consolidation or merger of the Buyer or the Surviving Corporation with or into any other Person (other than a merger with or into a wholly owned subsidiary of the Buyer or the merger of the Surviving Corporation into the Buyer).

(b)               From and after the Closing and until the payment of the maximum Contingent Consideration payable hereunder, the Buyer shall (i) use Reasonable Best Efforts to achieve each Milestone and shall deliver a written notice to the Series A Stockholder (to the address set forth in the Written Consent) promptly (and in any event within two business days) after the achievement of either Milestone and (ii) give the Series A Stockholder an annual certification, signed by an executive officer of the Buyer, that certifies as to the Buyer’s progress towards achieving the Milestones.

(c)                Any Contingent Consideration not paid when due hereunder shall bear interest from the due date until the date of payment thereof at a rate of 8% per annum, compounded monthly, provided that interest shall not accrue at a rate that exceeds the maximum rate permitted by applicable Law. The Series A Stockholder shall be entitled to reimbursement from the Buyer of all reasonable and documented costs and out-of-pocket expenses incurred by

4

or on behalf of the Series A Stockholder in collecting any Contingent Consideration that is not paid when due (together with interest thereon in accordance with the preceding sentence).

(d)               No Contingent Consideration paid or payable hereunder shall be subject to any right of set off (except as set forth in the following sentence), clawback, recoupment or similar right on the part of the Buyer. From and after the Closing, the Buyer shall have the right to deduct from any Contingent Consideration that otherwise becomes payable hereunder (by a reduction in the Market Cap Payment Amount and/or the Development Payment Amount, as applicable) the amount of any out-of-pocket damages suffered by the Buyer or the Surviving Corporation as a result of any breach of any representation or warranty of the Company set forth in Article II (as determined by a final, non-appealable decision of a court of competent jurisdiction issued prior to the earlier of (i) the payment of such Contingent Consideration by the Buyer hereunder or (ii) the third anniversary of the Closing Date), solely to the extent that (x) the amount of all such damages from all such breaches exceeds $250,000 and (y) the Buyer or an affiliate thereof has not otherwise been compensated for such damages by a reduction in the Contingent Consideration pursuant to this sentence or otherwise. From and after the Closing, other than with respect to Dissenting Shares, the remedy set forth in the foregoing sentence shall be the sole and exclusive remedy of the Buyer, the Surviving Corporation and/or any of their respective affiliates with respect to this Agreement or any of the transactions contemplated hereby.

(e)                From and after the Closing until the Buyer’s obligations with respect to the Contingent Consideration and the Promissory Note are satisfied and discharged in full in accordance with the terms hereof and thereof, the Buyer shall ensure that at all times all shares of Public Company Common Stock issuable pursuant hereto or thereto have been reserved for issuance and that all shares of Public Company Common Stock issued pursuant hereto or thereto, when issued and delivered in accordance with terms hereof or thereof, will be duly authorized, validly issued, fully paid and nonassessable.

(f)                If (i) the Buyer shall consolidate with or merge into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, (ii) the Buyer shall transfer all or any material portion of its properties or assets (including all or substantially all of the stock or assets of the Surviving Corporation) or (iii) any Person or group of Persons shall acquire beneficial ownership of all or any material portion of the voting securities of the Buyer, then, and in each such case, the Buyer shall cause such successor, assign or acquiror to assume all of the obligations of the Buyer set forth in this Section 1.10.

(g)               Upon the request of the Series A Stockholder, the Buyer shall register (at the Buyer’s expense) on the registration statement filed in connection with the Initial Public Offering (as defined in the Promissory Note) the sale by the Series A Stockholder of any and all Public Company Shares (as defined in the Promissory Note) issued to the Series A Stockholder pursuant thereto. Upon the request of the Series A Stockholder, the Buyer shall register (at the Buyer’s expense) on any registration statement filed by the Company on SEC Form S-1 or Form S-3 (or any successor or comparable form) after the Initial Public Offering the sale by the Series A Stockholder of any and all such Public Company Shares and any and all shares of Public

5

Company Common Stock issued pursuant to this Agreement. The Buyer shall notify the Series A Stockholder in writing at least 30 days prior to the filing of any registration statement described in the foregoing two sentences. Notwithstanding the foregoing, the Buyer shall not be required to include any of the Series A Stockholder’s Public Company Common Stock in any underwritten offering unless the Series A Stockholder accepts the terms of the underwriting as agreed upon between the Buyer and its underwriters, and then only in such quantity as the underwriters in their reasonable discretion determine will not jeopardize the success of the offering. If the total number of securities, including the Series A Stockholder’s Public Company Common Stock, exceeds the number of securities to be sold that the underwriters in their reasonable discretion determine is compatible with the success of the offering, then the Buyer shall be required to include in the offering only that number of such securities, including the Series A Stockholder’s Public Company Common Stock, which the underwriters and the Buyer in their reasonable discretion determine will not jeopardize the success of the offering provided that all other stockholders’ shares are similarly cut back on a pro rata basis.

1.11        Stock Options. Each option to purchase shares of Company Common Stock that is outstanding (whether such option is vested or unvested, but not to the extent it has theretofore been exercised) immediately prior to the Effective Time shall, at the Effective Time, be cancelled and extinguished without payment of any consideration in respect thereof.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to the Buyer that the following representations and warranties are true and correct, except as set forth in the Company Disclosure Schedule. The Company Disclosure Schedule will be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Article II, and the disclosure in any such numbered and lettered section of the Company Disclosure Schedule shall qualify only the corresponding section or subsection in this Article II (except to the extent disclosure in any numbered and lettered section of the Company Disclosure Schedule is specifically cross-referenced in another numbered and lettered section of the Company Disclosure Schedule).

2.1            Organization, Qualification and Corporate Power. The Company is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware. The Company is duly qualified to conduct business and is in good standing under the Laws of each jurisdiction listed in Section 2.1 of the Company Disclosure Schedule, which jurisdictions constitute the only jurisdictions in which the nature of the Company’s businesses or the ownership or leasing of its properties requires such qualification. The Company has all requisite corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it. The Company has furnished to the Buyer complete and accurate copies of the Certificate of Incorporation and the Company’s by-laws, as amended or restated. The Company is not in default under or in violation of any provision of the Certificate of Incorporation or its by-laws.

6

2.2	Capitalization.

(a)                The authorized capital stock of the Company consists of 50,000,000 shares of Company Common Stock and 34,190,608 shares of Company Preferred Stock, of which all such shares are designated as Company Series A Preferred Stock. There are outstanding 6,733,500 shares of Company Common Stock and 27,590,608 shares of Company Series A Preferred Stock. Each class of the Company’s capital stock is entitled to the rights and privileges set forth in the Certificate of Incorporation.

(b)               Section 2.2(b) of the Company Disclosure Schedule sets forth a complete and accurate list of the holders of capital stock of the Company, showing the number of shares of capital stock, and the class or series of such shares, held by each stockholder. All of the issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable and are free of any liens or encumbrances other than any liens or encumbrances created by or imposed upon the holders thereof and other than restrictions on transfer under applicable securities Laws. All of the issued and outstanding shares of capital stock of the Company have been offered, issued and sold by the Company in compliance in all material respects with all applicable federal and state securities Laws.

(c)                Except as set forth in Section 2.2(c) of the Company Disclosure Schedule, no subscription, warrant, option, convertible security or other right (contingent or otherwise) to purchase or acquire any shares of capital stock of the Company is or has been authorized or outstanding. The Company has no obligation (contingent or otherwise) to issue any subscription, warrant, option, convertible security or other such right, or to issue or distribute to holders of any shares of its capital stock any evidences of indebtedness or assets of the Company. The Company has no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any shares of its capital stock or any interest therein or to pay any dividend or to make any other distribution in respect thereof. There are no outstanding or authorized stock appreciation, phantom stock or similar rights with respect to the Company. The Company has delivered to Buyer true and complete copies of each form of agreement or plan evidencing each subscription, warrant, option, convertible security or other right to purchase or acquire shares of capital stock of the Company.

(d)               The Company does not directly or indirectly own any equity or similar interest in, or any interest convertible or exchangeable or exercisable for, any equity or similar ownership interest in, any corporation, partnership, joint venture or other business association or entity.

2.3            Authorization of Transaction. The Company has all requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery by the Company of this Agreement and, subject to obtaining the Written Consent, the consummation by the Company of the transactions contemplated hereby have each been duly and validly authorized by all necessary corporate action on the part of the Company. Without limiting the generality of the foregoing, the Board of Directors of the Company, by the unanimous vote of all directors (i) determined that the Merger is advisable, fair

7

and in the best interests of the Company and its stockholders, (ii) adopted this Agreement in accordance with the provisions of the DGCL, and (iii) directed that this Agreement and the Merger be submitted to the stockholders of the Company for their adoption and approval and resolved to recommend that the stockholders of the Company vote in favor of the adoption of this Agreement and the approval of the Merger. This Agreement has been duly and validly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

2.4            Noncontravention. Subject to the filing of the Certificate of Merger as required by the DGCL and the execution and delivery of the Written Consent as contemplated by Section 5.1(a), none of the execution and delivery by the Company of this Agreement, the performance by the Company of any of its obligations hereunder or the consummation by the Company of the transactions contemplated hereby, does or will (a) conflict with or violate any provision of the Certificate of Incorporation or the by-laws of the Company, (b) require on the part of the Company any notice to or filing with, or any permit, authorization, consent or approval of, any Governmental Entity, (c) conflict with, result in a breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of obligations or loss of any right or benefit under, create in any party the right to terminate, modify or cancel, or require any notice, consent or waiver under, any contract or instrument to which the Company is a party or by which the Company is bound or to which any of their respective assets is subject, (d) result in the imposition of any lien upon any assets of the Company or (e) violate any Law applicable to the Company or any of its properties or assets.

2.5            Subsidiaries. The Company does not have, nor has it had, any subsidiaries. The Company does not control, nor has it controlled, directly or indirectly, nor does the Company have, nor has it had, any direct or indirect equity participation or similar interest, in any Person.

2.6            Financial Statements. The Company has provided to the Buyer the following financial statements of the Company: an unaudited balance sheet of the Company as at December 31, 2014 and the related statement of income for the twelve (12) month period then ended (the “Company Financial Statements”). The Company Financial Statements fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations for the periods indicated.

2.7            Undisclosed Liabilities. To the knowledge of the Company, the Company has no material liabilities, except for (a) liabilities shown on the most recent balance sheet included in the Company Financial Statements, (b) liabilities which have arisen since the date of such balance sheet in the ordinary course of business and (c) liabilities under contracts listed in the Company Disclosure Schedule.

2.8            Taxes. The Company has (i) duly and timely filed (or there have been filed on its behalf) with the appropriate Governmental Entity all U.S. federal and all other material tax returns required to be filed by it, taking into account any extensions of time within which to file

8

such tax returns, and all such tax returns were true, correct and complete in all material respects when filed, and (ii) duly and timely paid in full (or there has been duly and timely paid in full on their behalf), or made adequate provision for, all material amounts of taxes required to be paid by it, whether or not shown (or required to be shown) on any tax return. True and materially complete copies of all U.S. federal income tax returns that have been filed with the IRS by the Company with respect to the taxable years ending on or after December 31, 2012 have been provided or made available to representatives of Buyer.

2.9            Assets. The Company does not own or lease any material tangible assets or any real property.

2.10        Contracts. Section 2.10 of the Company Disclosure Schedule lists all agreements under which the Company has any material obligations.

2.11        Intellectual Property. Section 2.11 of the Company Disclosure Schedule lists all patents, patent applications and registered trademarks owned by the Company. The Company has paid all invoices for licensed Intellectual Property received by the Company five business days or more prior to the Closing Date.

2.12        Compliance With Laws. The Company has conducted its business in compliance in all material respects with all applicable Laws.

2.13        Litigation. There is no Legal Proceeding pending or, to the knowledge of the Company, threatened against the Company. There are no material judgments, orders or decrees outstanding against the Company.

2.14        No Employees. Except as set forth in Section 2.14 of the Company Disclosure Schedule, the Company has no employees, officers or independent contractors and is not subject to any current employment or severance arrangements.

2.15        Brokers. No agent, broker, investment banker, financial advisor or other Person is or shall be entitled, as a result of any action, agreement or commitment of the Company, to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with any of the transactions contemplated by this Agreement.

2.16        No Other Representations or Warranties. Notwithstanding anything contained in this Agreement to the contrary, the Company acknowledges and agrees that neither the Buyer nor Merger Sub, nor any stockholder of Buyer, is making any representations or warranties whatsoever, express or implied, in connection with the transactions contemplated by this Agreement beyond those expressly given by the Buyer and Merger Sub in Article III (as qualified and limited by the Buyer Disclosure Schedule).

9

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE BUYER AND MERGER SUB

The Buyer and Merger Sub represent and warrant to the Company that the following representations and warranties are true and correct, except as set forth in the Buyer Disclosure Schedule. The Buyer Disclosure Schedule will be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Article III, and the disclosure in any such numbered and lettered section of the Buyer Disclosure Schedule shall qualify only the corresponding section or subsection in this Article III (and any other section or subsection of this Article III to the extent it is reasonably apparent that such disclosure is relevant to such other section or subsection).

3.1            Organization, Qualification and Corporate Power. Each of the Buyer and Merger Sub is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware. Each of the Buyer and Merger Sub is duly qualified to conduct business and is in good standing under the Laws of each jurisdiction listed in Section 3.1 of the Buyer Disclosure Schedule, which jurisdictions constitute the only jurisdictions in which the nature of the Buyer’s and Merger Sub’s businesses or the ownership or leasing of their respective properties requires such qualification. Each of the Buyer and Merger Sub has all requisite corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it. The Buyer has furnished to the Company complete and accurate copies of the certificate of incorporation and the by-laws of the Buyer and Merger Sub, as amended or restated. Neither the Buyer nor Merger Sub is in default under or in violation of any provision of its certificate of incorporation or by-laws.

3.2	Capitalization.

(a)                The authorized capital stock of the Buyer consists of 20,000,000 shares of common stock, par value $0.0001 per share, of which 2,000,000 shares are issued and outstanding, and 5,000,000 shares of preferred stock, par value $0.0001 per share, of which zero shares are issued and outstanding. Each class of the Buyer’s capital stock is entitled to the rights and privileges set forth in the certificate of incorporation of the Buyer.

(b)               Section 3.2(b) of the Buyer Disclosure Schedule sets forth a complete and accurate list of the holders of capital stock of the Buyer, showing the number of shares of capital stock, and the class or series of such shares, held by each stockholder. All of the issued and outstanding shares of capital stock of the Buyer have been duly authorized and validly issued and are fully paid and nonassessable. All of the issued and outstanding shares of capital stock of the Buyer have been offered, issued and sold by the Buyer in compliance in all material respects with all applicable federal and state securities Laws.

(c)                Except as set forth in Section 3.2(c) of the Buyer Disclosure Schedule, no subscription, warrant, option, convertible security or other right (contingent or otherwise) to

10

purchase or acquire any shares of capital stock of the Buyer is or has been authorized or outstanding. The Buyer has no obligation (contingent or otherwise) to issue any subscription, warrant, option, convertible security or other such right, or to issue or distribute to holders of any shares of its capital stock any evidences of indebtedness or assets of the Buyer. The Buyer has no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any shares of its capital stock or any interest therein or to pay any dividend or to make any other distribution in respect thereof. There are no outstanding or authorized stock appreciation, phantom stock or similar rights with respect to the Buyer.

3.3            Authorization of Transaction. Each of the Buyer and Merger Sub has all requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery by the Buyer and Merger Sub of this Agreement and the consummation by the Buyer and Merger Sub of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of the Buyer and Merger Sub, respectively. This Agreement has been duly and validly executed and delivered by the Buyer and Merger Sub and constitutes a valid and binding obligation of the Buyer and Merger Sub, enforceable against them in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

3.4            Noncontravention. Subject to the filing of the Certificate of Merger as required by the DGCL, neither the execution and delivery by the Buyer or Merger Sub of this Agreement, nor the consummation by the Buyer or Merger Sub of the transactions contemplated hereby, does or will (a) conflict with or violate any provision of the certificate of incorporation or by-laws of the Buyer or Merger Sub, (b) require on the part of the Buyer or Merger Sub any filing with, or permit, authorization, consent or approval of, any Governmental Entity, (c) conflict with, result in a breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of obligations under, create in any party any right to terminate, modify or cancel, or require any notice, consent or waiver under, any contract or instrument to which the Buyer or Merger Sub is a party or by which either is bound or to which any of their assets are subject, (d) result in the imposition of any lien upon any assets of Buyer or Merger Sub or (e) violate any Law applicable to the Buyer or Merger Sub or any of their properties or assets. No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or Governmental Entity or any other Person is required by or with respect to the Buyer and Merger Sub in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for the filing of the Certificate of Merger.

3.5            Access. Buyer and its representatives have been given full access to the assets, books, records, contracts and employees of the Company, and have been given the opportunity to meet with representatives of the Company for the purpose of investigating and obtaining information regarding the Company’s business, operations and legal affairs.

3.6	Operations of Merger Sub. Merger Sub was formed solely for the purpose of
11

engaging in the transactions contemplated by this Agreement, has engaged in no other business activities, has never had any assets, and has conducted its operations only as contemplated by this Agreement. Buyer owns all of the issued and outstanding capital stock of Merger Sub.

3.7            Compliance With Laws. Each of the Buyer and Merger Sub has conducted its business in compliance with all applicable Laws.

3.8            Litigation. There is no private or governmental action, suit, proceeding, claim, arbitration or investigation pending before any Governmental Entity, or, to the knowledge of the Company, threatened against the Company or any of its properties or any of its officers or directors (in their capacities as such). There is no judgment, decree or order against the Company, or, to the knowledge of the Company, any of its respective directors or officers (in their capacities as such), that could prevent, enjoin, or materially alter or delay any of the transactions contemplated by this Agreement.

3.9            Brokers. No agent, broker, investment banker, financial advisor or other Person is or shall be entitled, as a result of any action, agreement or commitment of the Buyer or Merger Sub, to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with any of the transactions contemplated by this Agreement.

3.10        Solvency. Immediately after giving effect to the transactions contemplated by this Agreement, the Buyer and the Surviving Corporation shall be able to pay their respective debts as they become due and shall own property having a fair saleable value greater than the amounts required to pay their respective debts (including a reasonable estimate of the amount of all contingent liabilities). Immediately after giving effect to the transactions contemplated by this Agreement, the Buyer and the Surviving Corporation shall have adequate capital to carry on their respective businesses. No transfer of property is being made and no obligation is being incurred in connection with the transactions contemplated by this Agreement with the intent to hinder, delay or defraud either present or future creditors of the Buyer or the Surviving Corporation.

3.11        No Other Representations or Warranties; Condition of the Business. Notwithstanding anything contained in this Agreement to the contrary, each of the Buyer and Merger Sub acknowledges and agrees that neither the Company nor any Company Stockholder is making any representations or warranties whatsoever, express or implied, in connection with the transactions contemplated by this Agreement beyond those expressly given by the Company in Article II (as qualified and limited by the Company Disclosure Schedule) and those given by the Series A Stockholder in the Written Consent. Each of the Buyer and Merger Sub acknowledges and agrees that neither the Company, nor any Company Stockholder or any other Person has made or shall be deemed to have made, nor has the Buyer or Merger Sub relied on, any representation, warranty, covenant or agreement, express or implied, with respect to the Company, its business, or the transactions contemplated hereby, or the completeness or accuracy of any information made available to the Buyer or Merger Sub, other than those representations, warranties, covenants and agreements explicitly set forth in this Agreement. The Buyer and Merger Sub acknowledge that the Buyer takes the Company and its assets “as is” and “where is” (subject only to the benefit of the representations and warranties set forth in this Agreement).

12

ARTICLE IV

COVENANTS

4.1            Closing Efforts. Each of the Parties shall use its Reasonable Best Efforts to take all actions and to do all things necessary, proper or advisable to consummate the transactions contemplated by this Agreement, including using its Reasonable Best Efforts to ensure that the conditions to the obligations of the other Parties to consummate the Merger are satisfied.

4.2	Stockholder Approval.

(a)                The Company shall use Reasonable Best Efforts to deliver to the Buyer the Written Consent as expeditiously as possible after the execution of this Agreement and prior to the Closing.

(b)               As expeditiously as possible following the Closing, the Buyer shall cause the Surviving Corporation to deliver to each Company Stockholder an information statement, which shall contain: (i) a summary of the Merger and this Agreement, (ii) a statement that appraisal rights are available for the Company Shares pursuant to Section 262 of the DGCL and a copy thereof, and (iii) a notice describing, in accordance with Section 228(e) of the DGCL, the matters approved by the Written Consent.

4.3            Operation of Business. Except as contemplated by this Agreement, during the period from the date of this Agreement to the earlier of the termination of this Agreement in accordance with its terms or the Effective Time, the Company shall not engage in any material business activities without the prior written consent of the Buyer (which shall not be unreasonably withheld, conditioned or delayed). For the avoidance of doubt (but subject to Section 5.2(d)), nothing in this Agreement shall be deemed to restrict the Company from declaring or paying any dividends or distributions in cash or cash equivalents prior to the Effective Time.

4.4            Expenses. Each of the Parties shall bear its own costs and expenses (including investment banking, legal and accounting fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

4.5	Additional Agreements.

(a)                Access. The Company shall afford Buyer and its accountants, counsel and other representatives reasonable access during normal business hours during the period prior to the Effective Time to (i) all of the Company’s properties, personnel, books, contracts, commitments and records and (ii) all other information concerning the business, properties and personnel of the Company as Buyer may reasonably request.

13

(b)               Conferences. Subject to compliance with applicable Law, from the date hereof until the Effective Time, each of Buyer and the Company shall confer on a regular basis at mutually agreeable times with one or more representatives of the other party to report operational matters of materiality and the general status of ongoing operations.

(c)                Security Deposit. Buyer acknowledges that the Company’s Board of Directors has declared a dividend transferring to the Series A Stockholder the right to receive any refund of a security deposit paid by the Company pursuant to its existing lease (the “Deposit Refund”). Buyer shall instruct, or shall cause the Surviving Corporation to instruct, the Company’s landlord to pay the Deposit Refund directly to the Series A Stockholder and, failing such action on the part of the landlord, the Buyer shall pay, or shall cause the Surviving Corporation to pay, the Deposit Refund to the Series A Stockholder as promptly as practicable, and in no event more than five business days, after its receipt thereof.

4.6            Employee Matters. From the Closing through March 15, 2015, the Buyer shall cause the Surviving Corporation to (a) continue to employ Jasbir Seehra on the same terms and conditions as are in effect on the date hereof and (b) assume or retain and satisfy the Surviving Corporation’s obligations under COBRA with respect to all former employees of the Company who are receiving or entitled to receive COBRA coverage as of the Closing, provided that each such former employee shall be charged by the Company for 100% of the applicable premiums pursuant to COBRA.

ARTICLE V

CONDITIONS TO CONSUMMATION OF THE MERGER

5.1            Conditions to Obligations of Each Party to Effect the Merger. The respective obligations of each Party to consummate the Merger is subject to the satisfaction at or prior to the Effective Time of the following condition:

(a)                Stockholder Approval. This Agreement shall have been adopted by the requisite vote of the Company’s stockholders under DGCL and the Company’s Certificate of Incorporation in a written consent in the form attached hereto as Exhibit B, which shall have been executed and delivered to the Buyer (the “Written Consent”), along with the certificate or certificates evidencing all outstanding shares of Company Series A Preferred Stock.

5.2            Conditions to Obligations of the Buyer and Merger Sub. The obligation of each of the Buyer and Merger Sub to consummate the Merger is subject to the satisfaction (or waiver by the Buyer) of the following conditions:

(a)                the representations and warranties of the Company set forth in this Agreement shall be true and correct as of the Closing as though made as of the Closing (except for any such representation or warranty made as of an earlier date, which shall be true and correct as of such date);

14

(b)               the Company shall have performed or complied with in all material respects its agreements and covenants required to be performed or complied with under this Agreement as of or prior to the Closing;

(c)                no Legal Proceeding shall be pending or threatened in writing wherein an unfavorable judgment, order, decree, stipulation or injunction would reasonably be expected to (i) prevent consummation of the transactions contemplated by this Agreement or (ii) cause the transactions contemplated by this Agreement to be rescinded following consummation, and no such judgment, order, decree, stipulation or injunction shall be in effect;

(d)               the Company shall have delivered to the Buyer evidence that the Company will have, as of the Effective Time, cash and cash equivalents (including marketable securities) of at least $100,000; and

(e)                the Company shall have delivered to Buyer evidence satisfactory to the Buyer that Joslin Diabetes Center (“Joslin”) acknowledges that the License Agreement, dated as of March 21, 2012, by and between Joslin and the Company remains in full force and effect.

5.3            Conditions to Obligations of the Company. The obligation of the Company to consummate the Merger is subject to the satisfaction (or waiver by the Series A Stockholder) of the following conditions:

(a)                the representations and warranties of the Buyer and Merger Sub set forth in this Agreement shall be true and correct as of the Closing as though made as of the Closing;

(b)               each of the Buyer and Merger Sub shall have performed or complied with in all material respects its agreements and covenants required to be performed or complied with under this Agreement as of or prior to the Closing;

(c)                no Legal Proceeding shall be pending or threatened in writing wherein an unfavorable judgment, order, decree, stipulation or injunction would reasonably be expected to (i) prevent consummation of the transactions contemplated by this Agreement or (ii) cause the transactions contemplated by this Agreement to be rescinded following consummation, and no such judgment, order, decree, stipulation or injunction shall be in effect; and

(d)               the Buyer shall have delivered to the Series A Stockholder the Promissory Note, duly executed by the Buyer.

ARTICLE VI

TERMINATION

6.1            Termination of Agreement. The Parties may terminate this Agreement prior to the Closing, as provided below:

(a)                the Parties may terminate this Agreement by mutual written consent;

15

(b)               the Buyer may terminate this Agreement by giving written notice to the Company in the event the Company is in breach of any representation, warranty or covenant contained in this Agreement, and such breach (i) individually or in combination with any other such breach, would cause the conditions set forth in Section 5.2(a) or Section 5.2(b) not to be satisfied and (ii) is not cured within ten (10) days following delivery by the Buyer to the Company of written notice of such breach;

(c)                the Company may terminate this Agreement by giving written notice to the Buyer in the event the Buyer or Merger Sub is in breach of any representation, warranty or covenant contained in this Agreement, and such breach (i) individually or in combination with any other such breach, would cause the conditions set forth in Section 5.3(a) or Section 5.3(b) not to be satisfied and (ii) is not cured within ten (10) days following delivery by the Company to the Buyer of written notice of such breach;

(d)               the Buyer may terminate this Agreement by giving written notice to the Company if the Closing shall not have occurred on or before March 15, 2015 by reason of the non-satisfaction of the conditions set forth in Section 5.2(c) or Section 5.2(d) (unless the non- occurrence of the Closing results primarily from a breach or nonperformance by the Buyer or Merger Sub of any representation, warranty, covenant or agreement contained in this Agreement); or

(e)                the Company may terminate this Agreement by giving written notice to the Buyer if the Closing shall not have occurred on or before March 15, 2015 by reason of the non-satisfaction of the condition set forth in Section 5.3(c) (unless the non-occurrence of the Closing results primarily from a breach by the Company of any representation, warranty, covenant or agreement contained in this Agreement).

6.2            Effect of Termination. If any Party terminates this Agreement pursuant to Section 6.1, all obligations of the Parties hereunder shall terminate without any liability of any Party to any other Party, except to the extent that such termination results from the intentional breach by a Party of any of its representations, warranties or covenants set forth in this Agreement, in which event the terminating party will be entitled to exercise any and all remedies available under law or equity in accordance with this Agreement.

6.3            Extension; Waiver. At any time prior to the Effective Time, the Parties hereto, may, to the extent legally allowed: (a) extend the time for the performance of any of the obligations or other acts of the other Parties hereto; (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto; and (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a Party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such Party.

16

ARTICLE VII

DEFINITIONS

For purposes of this Agreement, each of the following capitalized terms shall have the meaning set forth below.

“Agreement” shall have the meaning set forth in the first paragraph of this Agreement.

“Buyer” shall have the meaning set forth in the first paragraph of this Agreement.

“Buyer Change of Control” shall have the meaning set forth in Section 1.10(a)(ii).

“Buyer Disclosure Schedule” shall mean the disclosure schedule provided by the Buyer to the Company on the date hereof.

“Certificate of Incorporation” shall mean the certificate of incorporation of the Company, as amended or restated.

“Certificate of Merger” shall mean the certificate of merger or other appropriate documents prepared and executed in accordance with Section 251(c) of the DGCL.

“Closing” shall have the meaning set forth in Section 1.2.

“Closing Date” shall have the meaning set forth in Section 1.2.

“Closing Market Capitalization” shall have the meaning set forth in Section 1.10(a)(i).

“COBRA” means the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.

“Company” shall have the meaning set forth in the first paragraph of this Agreement.

“Company Common Stock” shall mean shares of common stock, $0.001 par value per share, of the Company.

“Company Disclosure Schedule” shall mean the disclosure schedule provided by the Company to the Buyer on the date hereof.

“Company Financial Statements” shall have the meaning set forth in Section 2.6.

“Company Preferred Stock” shall mean shares of preferred stock, $0.001 par value per share, of the Company.

17

“Company Series A Preferred Stock” shall mean shares of Series A preferred stock, $0.001 par value per share, of the Company.

“Company Shares” shall mean shares of the Company Common Stock and the Company Preferred Stock.

“Company Stockholders” shall mean the holders of record of Company Shares outstanding immediately prior to the Effective Time.

“Contingent Consideration” shall have the meaning set forth in Section 1.10(a).

“Deposit Refund” shall have the meaning set forth in Section 4.5(c).

“Development Payment Amount” shall have the meaning set forth in Section 1.10(a)(ii).

“DGCL” shall have the meaning set forth in Section 1.1.

“Dissenting Shares” shall mean Company Shares held as of the Effective Time by a Company Stockholder who has not voted such Company Shares in favor of the adoption of this Agreement and with respect to which appraisal shall have been duly demanded and perfected in accordance with Section 262 of the DGCL and not effectively withdrawn or forfeited prior to the Effective Time.

“Effective Time” shall mean the time at which the Surviving Corporation files the Certificate of Merger with the Secretary of State of the State of Delaware.

“Governmental Entity” shall mean any court, arbitrational tribunal, administrative agency or commission or other governmental or regulatory authority or agency.

“knowledge,” in the context of phrases such as “to the knowledge of the Company” or any phrase of similar import, shall be deemed to refer to the actual knowledge of the directors and officers of the Company as of the date hereof.

“Law” shall mean each applicable law, order, judgment, rule, code, statute, regulation, requirement, variance, decree, writ, injunction, award, ruling, permit or ordinance of any Governmental Entity, including the common law and any applicable stock exchange rule or requirement.

“Legal Proceeding” shall mean any action, suit, proceeding, claim, arbitration or investigation before any Governmental Entity or before any arbitrator.

“Market Cap Milestone” shall have the meaning set forth in Section 1.10(a)(i).

“Market Cap Payment Amount” shall have the meaning set forth in Section 1.10(a)(i).

“Merger” shall mean the merger of Merger Sub with and into the Company in accordance with the terms of this Agreement.

18

“Merger Sub” shall have the meaning set forth in the first paragraph of this Agreement.

“Milestones” shall have the meaning set forth in Section 1.10(a)(ii).

“Parties” shall mean the Buyer, Merger Sub and the Company.

“Per Share Value” shall have the meaning set forth in Section 1.10(a)(i).

“Person” shall mean a natural person, partnership (general or limited), corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Entity or other entity or organization.

“Public Company Common Stock” shall have the meaning set forth in Section 1.10(a)(i).

“Promissory Note” shall mean a convertible promissory note issuable by the Buyer in the form attached hereto as Exhibit C.

“Reasonable Best Efforts” shall mean best efforts, to the extent commercially reasonable.

“Series A Stockholder” shall mean Third Rock Ventures II, L.P., the holder of all issued and outstanding shares of Company Series A Preferred Stock.

“Surviving Corporation” shall mean the Company, as the surviving corporation in the Merger.

“Written Consent” shall have the meaning set forth in Section 5.1(a).

ARTICLE VIII

MISCELLANEOUS

8.1            Press Releases and Announcements. No Party shall issue any press release or public announcement relating to the subject matter of this Agreement without the prior written approval of the other Parties; provided, however, that any Party may make any public disclosure it believes in good faith is required by applicable Law (in which case the disclosing Party shall use Reasonable Best Efforts to advise the other Parties and provide them with a copy of the proposed disclosure prior to making the disclosure).

8.2            Expiration of Representations and Warranties and Certain Covenants. Subject to the second sentence of Section 1.10(d), each of the representations and warranties of the Parties set forth in this Agreement shall survive the execution and delivery of this Agreement until the Closing, at which time they shall expire. Each of the covenants of the Parties set forth in this Agreement that by their terms are required to be performed at or prior to the Closing shall expire at the Closing. No Party may make a claim against another Party in respect of any representation, warranty or covenant set forth in this Agreement following the expiration thereof.

19

8.3            Third-Party Beneficiaries. The terms and provisions of this Agreement are intended solely for the benefit of the Buyer, Merger Sub, the Company, and their respective successors or permitted assigns, and it is not the intention of the parties to confer third-party beneficiary rights, and this Agreement does not confer any such rights, upon any other Person, except for the Series A Stockholder, which is an express third-party beneficiary of the obligations of the Parties.

8.4            Entire Agreement. This Agreement (including the Company Disclosure Schedule, the Buyer Disclosure Schedule and the Exhibits hereto and the documents and instruments referred to herein that are to be delivered at the Closing) constitutes the entire agreement among the Parties or any of their stockholders and supersedes any prior understandings, agreements or representations by or among the Parties or any of their stockholders, written or oral, with respect to the subject matter hereof, and the Parties specifically disclaim reliance on any such prior understandings, agreements or representations to the extent not embodied in this Agreement; provided that the Mutual Nondisclosure Agreement, dated as of January 8, 2015, between the Buyer and the Company shall remain in effect until the Effective Time.

8.5            Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign any of its rights or delegate any of its performance obligations hereunder without the prior written approval of the other Parties. Any purported assignment of rights or delegation of performance obligations in violation of this Section 8.5 shall be null and void ab initio.

8.6            Counterparts and Facsimile Signature. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. This Agreement may be executed by facsimile signature.

8.7            Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

8.8            Notices. All notices, requests, demands, claims, and other communications hereunder shall be in writing. Any notice, request, demand, claim or other communication hereunder shall be deemed duly delivered four business days after it is sent by registered or certified mail, return receipt requested, postage prepaid, or one business day after it is sent for next business day delivery via a reputable nationwide overnight courier service, or on the same business day (if sent before 2 p.m. local time in the time zone of the recipient’s physical address (as specified below) and otherwise on the next business day) if sent by fax with electronic or telephonic confirmation of receipt, in each case to the intended recipient as set forth below:

20

If to the Company prior to the Closing:	With copies to:

Ember Therapeutics, Inc. c/o Third Rock Ventures II, L.P. 29 Newbury Street; 3rd Floor Boston, MA 02116 Attn: Kevin Starr Tel: (617) 585-2000 Fax: (617) 859-2891	Wilmer Cutler Pickering Hale and Dorr LLP 60 State Street Boston, Massachusetts 02109 Attn: Jason Kropp and Joseph Conahan Tel: (617) 526-6000 Fax: (617) 526-5000

If to the Buyer or Merger Sub or (after the Closing)	With a copy to:
the Company:

c/o Mariel Therapeutics, Inc. 302 West 12th Street Suite 114 New York, New York 10014 Attn: Joe Hernandez Tel: (646) 612-4000 Fax: N/A	DLA Piper LLP 51 John F. Kennedy Parkway Suite 120 Short Hills, New Jersey 07078-2704 Attn: Andrew Gilbert Tel: (973) 520-2553 Fax: (973) 520-2573

Any Party may give any notice, request, demand, claim or other communication hereunder using any other means (including personal delivery, expedited courier, messenger service, or ordinary mail), but no such notice, request, demand, claim or other communication that is given by such other means shall be deemed to have been duly given unless and until it actually is received by the party for whom it is intended. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

8.9            Amendments and Waivers. The Parties may mutually amend any provision of this Agreement at any time prior to the Closing; provided, however, that no such amendment shall be effective without the prior written consent of the Series A Stockholder. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by all of the Parties. No waiver of any right or remedy hereunder shall be valid unless the same shall be in writing and signed by the Party giving such waiver. No waiver by any Party with respect to any default, misrepresentation or breach of warranty or covenant hereunder shall be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

8.10        Severability; Invalid Provisions. If any provision of this Agreement is finally judicially determined to be illegal, invalid or unenforceable under any present or future Law, and if the rights or obligations of any Party under this Agreement will not be materially and adversely affected thereby, (a) such provision shall be fully severable, (b) this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (c) the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom, and (d) in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.

21

8.11        Governing Law. All matters arising out of or relating to this Agreement and the transactions contemplated hereby (including its interpretation, construction, performance and enforcement) shall be governed by and construed in accordance with the internal Laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of Laws of any jurisdictions other than those of the State of Delaware.

8.12        Submission to Jurisdiction. Each Party (a) submits to the jurisdiction of any state or federal court sitting in the City of Dover or Wilmington in the State of Delaware in any action or proceeding arising out of or relating to this Agreement (including any action or proceeding for the enforcement of any arbitral award made in connection with any arbitration of a dispute hereunder), (b) agrees that all claims in respect of such action or proceeding may be heard and determined in any such court, (c) waives any claim of inconvenient forum or other challenge to venue in such court, (d) agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court. Each Party agrees to accept service of any summons, complaint or other initial pleading made in the manner provided for the giving of notices in Section 8.8, provided that nothing in this Section 8.12 shall affect the right of any Party to serve such summons, complaint or other initial pleading in any other manner permitted by Law.

8.13        WAIVER OF TRIAL BY JURY. TO THE EXTENT PERMITTED BY APPLICABLE LAW, IN ANY ACTION OR PROCEEDING ARISING HEREFROM, THE PARTIES HERETO CONSENT TO TRIAL WITHOUT A JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY ANY PARTY HERETO OR ITS SUCCESSORS AGAINST ANY OTHER PARTY HERETO OR ITS SUCCESSORS IN RESPECT OF ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT, REGARDLESS OF THE FORM OF ACTION OR PROCEEDING.

8.14        Specific Performance. The Parties hereto agree that irreparable damage would occur to the Buyer in the event that any of the provisions of this Agreement were not performed in accordance with its specific terms or were otherwise breached. It is agreed that the Buyer shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction without the requirement of posing a bond or other security, this being in addition to any other remedy to which the Buyer is entitled at law or in equity.

8.15	Construction.

(a)                The language used in this Agreement shall be deemed to be the language chosen by the Parties to express their mutual intent, and no rule of strict construction shall be applied against any Party.

(b)               Any reference to any federal, state, local or foreign statute or Law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.

22

(c)                The Parties hereto agree that this Agreement is the product of negotiation between sophisticated parties and individuals, all of whom were represented by counsel, and each of whom had an opportunity to participate in and did participate in the drafting of each provision hereof. Accordingly, ambiguities in this Agreement, if any, shall not be construed strictly or in favor of or against any Party but rather shall be given a fair and reasonable construction without regard to the rule of contra proferentem.

(d)               Unless the context of this Agreement otherwise requires, (i) words of either gender or the neuter include the other gender and the neuter, (ii) words using the singular number also include the plural number and words using the plural number also include the singular number, (iii) the terms “hereof,” “herein,” “hereby” and derivative or similar words refer to this entire Agreement as a whole and not to any particular Article, Section or other subdivision, (iv) the terms “Article” or “Section” or other subdivision refer to the specified Article, Section or other subdivision of the body of this Agreement, (v) the words “include,” “includes,” “including” and other similar words shall be deemed to be followed by the phrase “but not limited to,” (vi) when a reference is made in this Agreement to Exhibits, such reference shall be to an Exhibit to this Agreement unless otherwise indicated, and (vii) all references to “dollars” or “$” shall mean United States dollars. All accounting terms used herein and not expressly defined herein shall have the meanings given to them under U.S. generally accepted accounting principles, unless otherwise expressly stated. When used herein, the terms “Party” or “Parties” refer to the Buyer and Merger Sub, on the one hand, and the Company, on the other hand, and the terms “third party,” “third-party” or “third parties” refers to Persons other than the Buyer and Merger Sub, on the one hand, and the Company, on the other hand.

8.16        Waiver of Conflicts Regarding Representation; Non-Assertion of Attorney-Client Privilege.

(a)                Effective as of the Closing, Buyer hereby waives and agrees not to assert, and Buyer agrees to cause the Surviving Corporation to waive and not to assert, any conflict of interest arising out of or relating to any representation after the Closing (any “Post-Closing Representation”) of any stockholder of the Company or any officer, employee or director thereof (any such Person, a “Designated Person”) in any matter involving this Agreement or any agreement, certificate, instrument or other document executed or delivered pursuant to this Agreement or any transaction contemplated hereby or thereby (including any litigation, arbitration, mediation or other proceeding and including any matter regarding the negotiation, execution, performance or enforceability hereof or thereof) by Wilmer Cutler Pickering Hale and Dorr LLP and any other legal counsel currently representing any Designated Person in connection with this Agreement or any agreement, certificate, instrument or other document executed or delivered pursuant to this Agreement or any transaction contemplated hereby or thereby (including the negotiation, execution or performance hereof or thereof) (the “Current Representation”).

(b)               Effective as of the Closing, Buyer hereby agrees not to control or assert, and Buyer agrees to cause the Surviving Corporation not to control or assert, any attorney-client privilege, work product protection or other similar privilege or protection applicable to any

23

communication between any legal counsel and any Designated Person during the Current Representation in connection with any Post-Closing Representation, including in connection with a dispute with the Buyer or the Surviving Corporation, it being the intention of the parties hereto that, notwithstanding anything to the contrary in this Agreement or Section 259 of the DGCL, all rights of any Person under or with respect to such attorney-client privilege, work product protection or other similar privilege or protection, including the right to waive, assert and otherwise control such attorney-client privilege, work product protection or other similar privilege or protection, shall be (and are hereby) transferred to or retained by (as applicable), and vested solely in, such Designated Person.

[Remainder of Page Intentionally Left Blank]

24

 IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

MARIEL THERAPEUTICS, INC. By: /s/ Joseph Hernandez Name: Joseph Hernandez Title: Executive Chairman

EMBER ACQUISITION CORP. By: /s/ Joseph Hernandez Name: Joseph Hernandez Title: Executive Chairman

EMBER THERAPEUTICS, INC. By: /s/ Kevin Starr Name: Kevin Starr Title: President

SIGNATURE PAGE TO AGREEMENT AND PLAN OF MERGER

25